Exhibit ______

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (File Nos. 33-80824, 33-82806, and 33-93534)of Spice Entertainment Companies, Inc. (formerly Graff Pay-Per-View Inc.) of our report dated March 30, 1995 relating to the consolidated financial statements of Spector Entertainment Group, Inc., which appears in this Form 10-K.

PRICE WATERHOUSE LLP

San Diego, California
April 10, 1997